Exhibit 10.1
SECOND AMENDED AND RESTATED LOAN AGREEMENT

        THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (“this Agreement”) dated as of March 25, 2020, is by and between IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association with an office at 100 Federal Street, Boston, Massachusetts 02110 (the “Bank”).

W I T N E S S E T H:

        BACKGROUND. The Borrower has requested the Bank to amend and restate its existing Amended and Restated Loan Agreement dated as of April 30, 2015 with the Bank (as amended by First Amendment to Loan and Security Agreement dated as of May 19, 2016) by increasing the amount of Revolving Credit available thereunder and modifying certain terms applicable thereto and the Bank is willing to do so upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1.0 DEFINITIONS

As used herein:

“Affiliate” means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

“Agreement” means this Amended and Restated Loan Agreement (together with any and all schedules and exhibits attached from time to time hereto), as the same may from time to time be amended or supplemented in a writing signed by the parties hereto.

“Aircraft Loan” means the secured aircraft loan of up to $22,000,000.00 furnished by Banc of America Leasing & Capital, LLC for the purchase by an Affiliate of the Borrower of a 2010 Dassault Falcon 2000LX.

“Automatic Payments Deposit Account” means the Borrower’s operating account number 04612460283 established with the Bank, from which Automatic Payments may be deducted by the Bank.

“Automatic Payments” means any and all interest or principal and interest installment payments due under the Notes.

“Bank” has the meaning ascribed to such term in the preamble of this Agreement.

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“Base Rate Loan” shall have the meaning ascribed to such term in the Revolving Credit Note.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means a beneficiary of a Commercial Letter of Credit issued pursuant to Section 2.04 hereof.

“Borrower” has the meaning ascribed to such term in the preamble of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or day which shall be in The Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close. If either of the Notes or any payment thereunder or under this Agreement becomes due on a day which is not a Business Day, the due date of such Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Cash Flow” means, for any applicable fiscal period, net income after income taxes, less income or plus loss from discontinued operations and extraordinary items, plus depreciation, depletion, amortization and other non-cash charges, plus Interest on all Obligations, less share repurchases, dividends, withdrawals and other distributions, less unfinanced capital expenditures, provided that if the Borrower shall raise additional equity from capital markets after the date of this Agreement, an amount equal to the quotient of 60% of the net proceeds of the primary shares offered by the Borrower divided by the remaining fiscal periods shall be excluded from the total of unfinanced capital expenditures. For the purposes of this definition, the terms “depreciation” and “amortization” shall have the meanings ascribed to them in accordance with GAAP.

“Commercial Letter of Credit Fee” has the meaning ascribed to such term in Section 2.04(A)(3).

“Commercial Letters of Credit” means any and all commercial or standby letters of credit or bank guarantees that may be issued by the Bank from time to time to third parties for the benefit of the Borrower pursuant to Section 2.04 of this Agreement.

“EBITDA” means, for any applicable fiscal period, calculated on a consolidated basis, net income less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest, plus depreciation, depletion, amortization and other non-cash charges, all as determined in accordance with GAAP.

“ERISA” means the Employee Retirement Income Protection Act of 1974, as amended from time to time.

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“Event of Default” has the meaning provided in Section 6.01.

“Financial Statements” means the financial statements described on Exhibit 1.0(A) attached to this Agreement.

“Foreign Commitments” shall have the meaning assigned thereto in the definition of Permitted International Borrowings.

“Funded Debt” means the sum of all Indebtedness for borrowed money of the Borrower (including, without limitation, all Obligations), net of the Borrower’s cash and the current value readily available marketable securities not classified as long-term investments in the United States of America in excess of $50,000,000.00, up to a maximum of $500,000,000.00.

“GAAP” means, generally accepted accounting principles applied consistently, with such changes or modifications thereto as may be approved in writing by the Bank.

“Guaranty” means a Continuing Guaranty in the form of Exhibit 1.0(B) attached hereto with respect to each Subsidiary to which the Bank or its Affiliates extends credit (including Foreign Commitments), such Continuing Guaranty to be executed by the Borrower and delivered to the Bank in connection with each extension of any such credit.

“Indebtedness” means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability whether joint or several, matured or unmatured, liquidated or unliquidated, direct or contingent, including without limitation:

(A) All indebtedness guarantied, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(B) All indebtedness in effect guarantied, directly or indirectly, through agreements, contingent or otherwise: (1) To purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

(C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee’s balance sheet.

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“Intellectual Property” means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, and licenses acquired under any statutory, common law or registration process in any state or nation at any time, or under any agreement executed with any person or entity at any time. The term “license” refers not only to rights granted by agreement from the owner of patents, trademarks, service marks and the like, but also to rights granted by a franchiser under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word “license.”

“Interest” means all interest expense and letter of credit fees due during any fiscal period of the Borrower, calculated in accordance with GAAP.

“Interest Coverage Ratio” means, for any applicable fiscal period, EBITDA divided by Interest on all Obligations.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

“LIBOR Rate Loan” shall have the meaning ascribed to such term in the Revolving Credit Note.

“Loan(s)” means individually and collectively the Revolving Credit and the Term Loan.

“Loan Documents” means each and every of this Agreement, the Notes and each other document executed or delivered to the Bank in connection with the Loans.

“Maturity Date” means, with respect to the Term Note, May 19, 2023 or such later date as is agreed to by the Bank in a written instrument executed by a duly authorized officer of the Bank.

“Net Leverage” means, at any applicable date, the ratio of Funded Debt to EBITDA.

“Notes” means each and both of the Revolving Credit Note and the Term Note.

“Obligations” is intended to be used in its most comprehensive sense and means each and every obligation of the Borrower to the Bank of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to be come due, now existing or hereafter arising or acquired and whether by way of loan, guaranty, discount, letter of credit, lease or otherwise, including without limitation, the following obligations:

(A) To pay the principal of, and interest on, the Notes in accordance with the terms thereof and to satisfy all other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

(B) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest

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payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any collateral;

(C) To perform and observe all covenants, agreements and undertakings of the Borrower pursuant to the terms and conditions of this Agreement and the Notes or any other agreement or instrument now or hereafter delivered to the Bank by the Borrower;

(D) All obligations under any interest rate swap agreement, foreign exchange contract, any cap, floor or hedging agreement or other similar agreement, or other financial agreement or arrangement designed to protect the Borrower against fluctuations in any interest rate charged by the Bank under the Notes or otherwise, including any obligations of the Borrower arising out of or in connection with any Automated Clearing House (“ACH”) Agreement relating to the processing of ACH transactions, together with all fees, expenses, charges and other amounts owing by or chargeable to the Borrower under any ACH Agreement;

        (E) All obligations to reimburse the Bank, on demand, in connection with overdrafts and other amounts due to the Bank under any existing or future agreements relating to cash management services; and

(F) All obligations to reimburse the Bank, on demand, for all of the Bank’s expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder or related hereto, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing Paragraphs (A) through (E).
“Permitted International Borrowings” means (A) up to $100,000,000.00 of credit outstanding at any time now or hereafter extended to the Borrower or its Subsidiaries pursuant to secured loans made outside the United States of America by foreign banking institutions other than the Bank or its Affiliates plus (B) up to $50,000,000.00 of credit extended to the Borrower or its Subsidiaries outside the United States of America by the Bank or its Affiliates (any such credit extended by the Bank or its Affiliates, “Foreign Commitments”). For the avoidance of doubt, Permitted International Borrowings may be denominated in any currency acceptable to the Borrower (or its applicable Subsidiary) and the lender or lenders party thereto and which, with respect to any credit outstanding denominated in a currency other than dollars, the amount thereof shall be determined on a dollar equivalent basis at the time of incurrence.

“Permitted Liens” means:

(A) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, that are not yet due and payable;

(B) Pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

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(C) Liens of mechanics, materialmen, repairmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(D) Good faith pledges or deposits not exceeding an aggregate amount of $1,000,000.00 made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of thirty percent (30%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(E) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

(F) Liens in favor of the Bank;

(G) Existing liens set forth or described on Exhibit 4.01(I), attached hereto and made a part hereof;

(H) Purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder; and

(I) Liens securing Indebtedness permitted by this Agreement; and

(J) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

(1) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

(2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or liens of mechanics, materialmen, warehousemen, carriers or other like liens; and

(4)Adverse judgments on appeal.

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“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government, or political subdivision or agency thereof.

“Records” means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

“Revolving Credit” means the revolving credit facility furnished to the Borrower by the Bank pursuant to this Agreement, as evidenced by the Revolving Credit Note.

“Revolving Credit Facility Fee” has the meaning ascribed to such term in Section 2.07.

“Revolving Credit Loan Commitment” means, as of any date of determination, a revolving line of credit facility up to $75,000,000.00, less the outstanding amount of any Foreign Commitments (whether or not funded) as of such date of determination.

“Revolving Credit Note” means the Revolving Credit Note referred to in Section 2.03, as may be supplemented, amended or replaced.

“Revolving Credit Outstandings” means, at any time, the sum of (i) the aggregate outstanding principal balance of the Loan at such time plus (ii) the aggregate maximum amount that Beneficiaries may draw on Commercial Letters of Credit at such time.

“Revolving Credit Termination Date” means, with respect to the Revolving Credit Note, April 30, 2025 or such other date as is agreed to by the Bank in a written instrument executed by a duly authorized officer of the Bank, provided that the Borrower may elect to terminate this Agreement upon at least fifteen (15) days prior written notice to the Bank and full, final and indefeasible payment of all the then outstanding Obligations.”

“Revolving Increase Effective Date” shall have the meaning ascribed to such term in Section 2.08 of this Agreement.

“Subordinated Indebtedness” means all Indebtedness incurred at any time by the Borrower or any Subsidiary, the repayment of which is subordinated to the Loans in form and manner satisfactory to the Bank.

“Subsidiary” means any Affiliate that is directly, or indirectly through one or more intermediaries, controlled by the Borrower or not less than 50% of the voting capital stock of which is owned, directly or through one or more intermediaries, by the Borrower.

“Swap Contract” means the interest rate swap transaction between the Borrower and the Bank dated as of May 19, 2016 with a termination date of April 30, 2025 with respect to the Term Note.

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“Term Loan” means the $23,750,000.00 term loan facility furnished to the Borrower by the Bank, as evidenced by the Term Note dated May 19, 2016.

“Term Note” means the Term Note referred to in Section 2.03, as may be supplemented, amended or replaced.

“$” or “dollars” denotes lawful currency of the United States of America.

Accounting. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

ARTICLE 2.0 THE CREDIT FACILITIES

2.01 Advances on the Loans.

        (A) All advances to or for the benefit of the Borrower with respect to the Revolving Credit Note will be charged to loan accounts established in the name of the Borrower on the Bank’s books.

        (B) The Bank disbursed the proceeds of the Term Note in accordance with a disbursement authorization letter executed on or about the same date as the Term Note.

2.02 General Terms of the Revolving Credit.

Subject to the terms hereof, the Bank will lend the Borrower, from time to time until the Revolving Credit Termination Date, such sums as the Borrower may request (but in the case of LIBOR Rate Loans, at least $100,000.00) by reasonable same day notice to the Bank, received by the Bank not later than 11:00 A.M. of such day. The Borrower may borrow, repay Base Rate Loans without penalty or premium and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, either the full amount of the Revolving Credit Loan Commitment or any lesser sum which is at least $100,000.00. The Revolving Credit Outstandings shall at no time exceed the Revolving Credit Loan Commitment, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

2.03 The Notes.

        (A) The Revolving Credit Loan Commitment shall be evidenced by a Revolving Credit Note due and payable on the Revolving Credit Termination Date, in the form attached hereto as Exhibit 2.03(A). Upon execution and delivery to the Bank, the Revolving Credit Note shall replace and supersede the prior Revolving Credit Note issued by the Borrower dated April 30, 2015.

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        (B) The Term Loan is evidenced by a Term Note dated May 19, 2016, due and payable on the Maturity Date, a copy of which is attached hereto as Exhibit 2.03B. The Borrower entered into the Swap Contract in connection with the Term Note.

2.04 Commercial Letters of Credit

(A) As a subfacility under the Revolving Credit, from time to time prior to the Revolving Credit Termination Date the Bank shall issue Commercial Letters of Credit not to exceed Twenty-Five Million Dollars ($25,000,000.00) in the aggregate at any time outstanding on account of the Borrower or a Subsidiary subject to the following conditions:

(1) Any such Commercial Letters of Credit shall be issued as a trade letter of credit, standby letter of credit or bank guarantee only to (i) a supplier or to a seller of goods which purchased goods will become a part of the Inventory or other assets of the Borrower, (ii) governmental authorities or bonding companies to secure statutory obligations of the Borrower, including, without limitation, worker’s compensation, disability, unemployment compensation or environmental Laws, or (iii) a customer who is purchasing goods or services from the Borrower or a Subsidiary;

         (2) No Beneficiary shall be an Affiliate (excluding a Subsidiary);

(3) The Borrower agrees to pay to the Bank a quarterly fee with respect to each Commercial Letter of Credit payable at the end of each calendar quarter (in each case, a “Commercial Letter of Credit Fee”) in accordance with Exhibit 2.04(A)(3) attached hereto. Whenever an Event of Default exists and is outstanding, the Commercial Letter of Credit Fee hereunder shall, at the option of the Bank, be increased to a per annum fee which is two percent (2%) per annum greater that that fee which would otherwise be applicable hereunder;

(4) No such Commercial Letter of Credit shall have an expiration date that is later than the Revolving Credit Termination Date unless otherwise agreed to by the Bank, excepting only (a) Commercial Letters of Credit in amounts aggregating no more than $250,000.00 which may have expiration date(s) no later than one (1) year beyond the Revolving Credit Termination Date, and (b) such other Commercial Letters of Credit in amounts acceptable to the Bank, which may have expiration date(s) no later than one (1) year beyond the Revolving Credit Termination Date;

(5) Each such Commercial Letter of Credit shall be issued pursuant to such agreements and upon such terms and conditions as shall be required by the Bank;

(6) No Event of Default shall have occurred hereunder at the time of issuance of such Commercial Letter of Credit;

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(7) The aggregate face amount of all Commercial Letters of Credit at any time outstanding shall not exceed the amount available under the Revolving Credit Loan Commitment at such time; and

(8) In the case of a Commercial Letter of Credit issued on behalf of a Subsidiary, the Borrower has first executed and delivered to the Bank a Guaranty with respect to such Subsidiary.

(B) The aggregate face amount of all Commercial Letters of Credit at any time outstanding shall be included in the amount of the Revolving Credit Outstandings.

2.05 Interest.

(A) Indebtedness due under the Notes shall bear interest at the rates and calculated in the manner set forth in the Notes.

(B) All agreements between Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” means the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of the Notes to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof, of the Notes or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

2.06 Payment to the Bank.

        The Bank shall periodically send the Borrower statements of all amounts due on the Loans, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty (30) days of its receipt of any statement that it deems to be incorrect. Notwithstanding the foregoing, any errors made by the Bank shall be corrected if brought to the attention of the Bank no later than ninety (90) days after termination of the Loans. At its sole discretion, the Bank may charge against any deposit or other account of the Borrower all or any part of any amount due with respect to the Obligations.

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2.07 Revolving Credit Facility Fee.

        The Borrower shall pay to the Bank, quarterly in arrears, as of the last day of each and every calendar quarter, a fee calculated at an annual rate based upon a 365/366-day year for the actual number of days outstanding, for each quarter, based on a percentage of the actual unused portion of the Revolving Credit Loan Commitment (the “Revolving Credit Facility Fee”). Notwithstanding the foregoing, the percentage to be used in calculation of the Facility Fee shall increase or decrease based upon Net Leverage, as follows:

Net Leverage       Unused Facility Fee

less than 1.0 to 1.0       0.125%

equal to or greater than 1.0 to 1.0,
but less than 2.0 to 1.0      0.15%

equal to or greater than 2.0 to 1.0     0.175%
2.08 Increase in Revolving Credit Loan Commitment.
        (A) Request for Increase. Provided there exists no Event of Default, upon prior written notice to the Bank, the Borrower may, from time to time, request an increase in the Revolving Credit Loan Commitment by an amount (for all such requests) not exceeding Twenty-Five Million Dollars ($25,000,000.00) in the aggregate; provided that (i) any such request for an increase shall be in a minimum amount of Five Million Dollars ($5,000,000.00), and (ii) the Borrower may make a maximum of three (3) such requests. At the time of sending such notice, the Borrower (in consultation with the Bank) shall specify the time period within which the Bank is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Bank).
        (B) Effective Date and Allocations. If the Revolving Credit Loan Commitment is increased in accordance with this Section 2.08, the Bank and the Borrower shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase among any financial institutions holding a participating interest. The Bank shall promptly notify the Borrower of the final allocation of such increase and the Revolving Increase Effective Date.
        (C) Conditions to Effectiveness of Increase. As a condition precedent to any increase of the Revolving Credit Loan Commitment under this Section 2.08, the Borrower shall deliver to the Bank a certificate of the Borrower dated as of the Revolving Increase Effective Date signed by the president or chief financial officer of the Borrower (1) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (2) certifying that, before and after giving effect to such increase, (a) the representations and warranties contained in this Agreement and the other Loan Documents are, (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as

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of the Revolving Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct in all material respects as of such earlier date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the Revolving Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct in all material respects as of such earlier date and, in each case, except that for purposes of this Section 2.08, the representations and warranties contained in Section 4.01(H) shall be deemed to refer to the most recent financial statements furnished pursuant thereto and (b) no Event of Defaults exists.
ARTICLE 3.0 CONDITIONS PRECEDENT

The obligation of the Bank to make the Loans is subject to the following conditions precedent:

3.01 Documents Required.

        The Borrower shall have delivered to the Bank, as of the date of this Agreement, the following:

(A) The Revolving Credit Note duly executed by the Borrower in the form attached hereto as Exhibit 2.03A;

(B) A certificate (dated the date of this Agreement) of the corporate secretary or assistant secretary, as the case may be, of the Borrower, certifying as to:

(1) the incumbency and signatures of the officer(s) signing this Agreement, the Notes, the other Loan Documents and each other document to be delivered pursuant hereto,

(2) the resolutions of the board of directors authorizing the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, and each other document to be delivered pursuant hereto,

(3) the By-Laws;

(C) With respect to the Borrower, certificates of tax good standing and corporate good standing and legal existence, dated as of the most recent date practicable, issued by the Delaware Department of Revenue and Secretary of State of Delaware as to the tax good standing and the legal existence and corporate good standing of the Borrower and a certificate of registration as a foreign corporation with The Commonwealth of Massachusetts;

(D) A copy, certified as of the most recent date practicable by the Secretary of the applicable state or nation of incorporation, of the charter documents of the Borrower and all amendments thereto, together with a certificate (dated the date of this Agreement) of the

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corporate secretary or assistant secretary, as the case may be, of the Borrower to the effect that such charter documents have not been further amended since the date of the aforesaid certification of the Secretary of the State of Delaware;

(E) A written opinion or opinions of legal counsel for the Borrower, dated the date of this Agreement and addressed to the Bank, in form satisfactory to the Bank and its counsel;

(F) A certificate, dated the date of this Agreement signed by the president, a vice president, the treasurer or an assistant treasurer, the chief executive officer or the chief financial officer, of the Borrower and to the effect that:

(1)The representations and warranties set forth in Section 4.01 are true as of the date of this Agreement; and

(2)No Event of Default hereunder, and no event which, with the giving of notice or passage of time or both, would become such an Event of Default, has occurred as of such date; and

3.02 Documents Required for Subsequent Disbursements.

        At the time of, and as a condition to, any disbursement of any part of the Loans to be made by the Bank subsequent to the date hereof, the Bank may require the Borrower to deliver to the Bank a certificate, dated the date on which any such disbursement is to be made, signed by the president, a vice president, treasurer, chief executive officer, chief financial officer, or other duly authorized officer of the Borrower, or by a vice president, treasurer or other duly authorized officer of the Borrower, and to the effect that:

(A) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default; and

(B) Each of the representations and warranties contained in Section 4.01 is true and correct in all material respects as if made on and as of the date of such disbursement (except for such representations and warranties made as of a particular date).

3.03 Certain Events.

        At the time of, and as a condition to, this Agreement: disbursement of any part of the Loans to be made by the Bank at or subsequent to this Agreement:

(A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default; and

(B) All of the Loan Documents shall have remained in full force and effect.

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3.04 Legal Matters.

As of the date of this Agreement, all legal matters incidental thereto shall be satisfactory to Bowditch & Dewey, LLP, legal counsel to the Bank.

ARTICLE 4.0 REPRESENTATIONS AND WARRANTIES

4.01 Original.

        To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

(A) The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; as of the date of this Agreement, the Borrower has no Subsidiaries other than the Subsidiaries named in Exhibit 4.01(A); as of the date of this Agreement, each Subsidiary is duly organized, validly existing and in good standing under the laws of its state or nation of formation, all as set forth in Exhibit 4.01(A); the Borrower and the Subsidiaries have the lawful power to own their properties and to engage in the businesses they conduct, and each is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary (except where failure to so qualify would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole);

(B) Neither the Borrower nor any Subsidiary is directly or indirectly controlled by, or acting on behalf of, any Person which is an “Investment Company,” within the meaning of the Investment Company Act of 1940, as amended;

(C) Except as disclosed in Exhibit 4.01(C) attached hereto, neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness in any material respect, and which such default would constitute an Event of Default under Section 6.01(C), and the making and performance of this Agreement, the Notes and the other Loan Documents will not (immediately or with the passage of time, the giving of notice, or both):

(1) Violate (a) charter documents or the By-Laws of the Borrower or any Subsidiary, or (b) any Laws or result in a default, in any material respect, under any contract, agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property is bound (except where such violation or default would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole); or

(2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Subsidiary except in favor of

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the Bank (except where such occurrence would not have a material adverse effect on the business assets or financial condition of the Borrower and its Subsidiaries taken as a whole);

(D) The Borrower has the power and authority to enter into and perform this Agreement, the Notes and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents;

(E) This Agreement, the Notes and the other Loan Documents are, or when delivered will be, valid, binding and enforceable under applicable law in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity);

(F) Except as disclosed in Exhibit 4.01(F) hereto, there is no pending order, notice, claim, litigation, proceeding or investigation known to the Borrower against or affecting the Borrower or any Subsidiary, whether or not covered by insurance, that would in the aggregate involve the payment of $1,000,000.00 or more or would otherwise materially or adversely affect the financial condition or business prospects of the Borrower or any Subsidiary, considered as a whole, if adversely determined;

(G) The Borrower and each Subsidiary has good and marketable title to all of its material assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person except for Permitted Liens;

(H) The Financial Statements, including any schedules and notes pertaining thereto, and the management prepared financial statements for the fiscal period ending December 31, 2019 have been prepared in accordance with GAAP, and fairly present the financial condition of the Borrower and the Subsidiaries at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower and the Subsidiaries, considered as a whole, from December 31, 2019 to the date hereof;

(I) As of the date hereof, neither the Borrower nor any of the Subsidiaries has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) and reserved against in the consolidated balance sheet dated December 31, 2019, included in the Financial Statements or as disclosed in, or permitted by, this Agreement, including as set forth on Exhibit 4.01(I);

(J) Except as otherwise permitted herein or as would not materially interfere with the conduct of the business of the Borrower and its Subsidiaries, considered as a whole, the Borrower has filed all tax returns or extensions to file tax returns in applicable jurisdictions, and other reports required by any applicable Laws to have been filed prior to the date hereof, have

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paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

(K) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower and its Subsidiaries, considered as a whole, each of the Borrower and the Subsidiaries have complied with all applicable Laws with respect to (1) any restrictions, specifications or other requirements pertaining to products that it manufactures or sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its business;

(L) No representation or warranty by or with respect to the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

(M) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower or any Subsidiary in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected;

(N) Except as set forth in Exhibit 4.01(N) and except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, considered as a whole, to the best knowledge of the Borrower, neither the Borrower, nor any Person for whose conduct the Borrower is responsible, owns, occupies or operates, or has, within the fifteen (15) year period immediately preceding the date of this Agreement, owned, occupied or operated a site or vessel on which has been stored any hazardous material or oil, without compliance with all statues, regulations, ordinances, directives, and orders of every federal, state, municipal and other governmental authority which has or claims jurisdiction relative thereto (the terms “site,” “vessel” and “hazardous material,” respectively, as used herein include the definitions of those terms in Massachusetts General Laws, Ch. 21E); neither the Borrower, nor any Person for whose conduct the Borrower is responsible, has ever disposed of, transported or arranged for the transport of any hazardous material or oil without compliance with all such statutes, regulations, ordinances, directives and orders in all material respects; and neither the Borrower, nor any Person for whose conduct the Borrower is responsible, has ever been legally responsible for any releases or threat of release of any hazardous material or oil; received notification of any potential or known release or threat of release of any hazardous material or oil from any site or vessel owned, occupied or operated by the Borrower, or any Person for whose conduct the Borrower is responsible, or of the incurrence of any expense or

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loss in connection with the assessment, containment or removal of any release or threat of release of any hazardous material or oil from any such site or vessel;

(O) The Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of or in connection with the making of the Loans;

(P) The federal tax returns of the Borrower and all Subsidiaries for all years of operation, including the tax years of the Borrower and all Subsidiaries most recently ended prior to the date of this Agreement, have been filed with the Internal Revenue Service and have not been challenged or an extension for filing has been obtained; and

(Q) Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of the Borrower and each Subsidiary meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the Borrower or any Subsidiary.

(R) Neither Borrower nor any Subsidiary is (i) an Employee Benefit Plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for the purposes of ERISA or the Code or (iv) a “governmental plan” within the meaning of ERISA.

(S) Upon the request of the Bank, the Borrower shall have provided to the Bank, prior to the Effective Date, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the PATRIOT Act. If the Borrower is a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver to the Bank, a Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

4.02 Survival.

All of the representations and warranties set forth in Section 4.01 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.

ARTICLE 5.0 COVENANTS OF THE BORROWER

5.01 Affirmative Covenants.

        The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will

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comply, or if appropriate cause the Subsidiaries to comply, at all times with the following affirmative covenants:

(A) The Borrower will use the proceeds of the Loans only for the purposes set forth in Exhibit 5.01(A), and will furnish the Bank such evidence as it may reasonably require with respect to such use;

(B) The Borrower will furnish or otherwise make available to the Bank:

(1) As soon as available, but in any event within forty-five (45) days after the close of the first three quarterly accounting periods in each fiscal year: (a) a consolidated statement of cash flows of the Borrower and the Subsidiaries for such quarter; (b) a consolidated income statement of the Borrower and the Subsidiaries for such quarters; (c) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such quarter-all in reasonable detail, subject to normal year-end audit adjustments and certified by the president or principal financial officer of the Borrower to have been prepared in accordance with GAAP;

(2) As soon as available, but in any event within one hundred twenty (120) days after the close of each fiscal year: (a) a consolidated statement of stockholders’ equity; (b) a consolidated statement of changes of cash flows of the Borrower and the Subsidiaries for such fiscal year; (c) a consolidated income statement of the Borrower and the Subsidiaries for such fiscal year; and (d) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets to be audited by an independent registered public accountant selected by Borrower and acceptable to the Bank, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower and the Subsidiaries; the Bank shall have the right, from time to time, to discuss the affairs of the Borrower directly with such independent registered public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions;

(3) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (1) and (2), a compliance certificate of the president or principal financial officer of the Borrower in a form satisfactory to the Bank providing calculations with respect to compliance with the financial covenants contained herein and stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the Borrower during such year or quarterly period, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrower has fulfilled all obligations under this Agreement, and that, to the best of his knowledge, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower shall be in default, specifying all such defaults and events of which he may have knowledge;

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(4) Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that the Borrower sends or make available to its stockholders and all registration statements and reports that the Borrower files with the Securities and Exchange Commission or any successor Person;

(5) Upon the Bank’s reasonable request, copies of any and all material documents relating to the business of the Borrower;

(C) The Borrower will maintain its material operating physical assets in good condition and repair (normal wear and tear excepted);

(D) The Borrower and the Subsidiaries will maintain, or cause to be maintained, public liability, fire and casualty insurance that are of a character usually insured by corporations engaged in the same or similar businesses;

(E) The Borrower and the Subsidiaries will pay or cause to be paid when due, all taxes, assessments, charges or levies imposed upon them or on any of their property or with respect to which any of them is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

(F) The Borrower will maintain:

(1) An Interest Coverage Ratio of at least 3.00:1.00, to be tested on a rolling four fiscal quarters basis at the end of each fiscal quarter; and

(2) Net Leverage not exceeding 3.00:1.00, to be tested on a rolling four fiscal quarters basis at the end of each fiscal quarter;

(G) The Borrower and the Subsidiaries will each, when reasonably requested to do so, make available for inspection during normal business hours by duly authorized representatives of the Bank any of its books and records and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request thereof;

(H) The Borrower and the Subsidiaries will each take all necessary steps to preserve its corporate existence and comply in all material respects with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject;

(I) The Borrower and the Subsidiaries will each take all necessary steps to preserve Intellectual Property, and will keep accurate and complete Records of royalties, patents and trademarks in connection therewith, consistent with sound business practices;

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(J) The Borrower and the Subsidiaries will keep accurate and complete business Records consistent with sound business practices;

(K) The Borrower and the Subsidiaries will give immediate notice to the Bank of (1) any litigation or proceeding in which any of them is a party if an adverse decision therein would require any of them to pay more than $1,000,000.00 or deliver assets the value of which exceeds such sum (except where the claim is covered by insurance and the insurer has acknowledged coverage); and (2) the institution of any other suit or proceeding involving any of them that could be reasonably likely to materially and adversely affect the operations, financial condition, property or business of the Borrower or any Subsidiary, considered as a whole;

(L) Upon written request by the Bank, the Borrower will furnish the Bank with true, correct and complete copies of federal income tax returns filed by the Borrower, together with all schedules thereto;

(M) The Borrower and the Subsidiaries will pay when due (or within applicable grace periods (or in the case of trade indebtedness, no later than ninety (90) days from the date incurred)) all of their other Indebtedness exceeding $5,000,000.00 due third Persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on their books;

(N) The Borrower and the Subsidiaries will each notify the Bank promptly if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or if any of them becomes aware of any material adverse change in financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization or the appointment of a receiver or trustee), or results of operations of the Borrower or a Subsidiary, or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder or under the other Loan Documents;

(O) The Borrower and the Subsidiaries will notify the Bank thirty (30) days in advance of any change in the location of the Borrower’s headquarters currently located in Oxford, Massachusetts;

(P) The Borrower and the Subsidiaries will (1) fund any Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); (2) furnish the Bank, upon the Bank’s written request, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan; and

(Q) The Borrower will maintain its primary depository and operating accounts with the Bank at all times while any Obligations to the Bank under the Revolving Credit Note are

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outstanding, it being understood that this provision shall not require the Borrower to maintain its investment account with the Bank.

5.02 Negative Covenants.

        The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply, or if appropriate cause the Subsidiaries to comply, at all times with the following negative covenants, unless the Bank shall otherwise have agreed in writing:

        (A) Neither the Borrower nor any Subsidiary will mortgage, assign as collateral security, pledge or encumber any of its assets now owned or hereafter acquired, or permit any of its assets to be encumbered in any way without the prior express written consent of the Bank, except for Permitted Liens (including refinancings thereof) and any lien in favor of the Bank or its affiliates;

(B) Neither the Borrower nor any Subsidiary will change its name or enter into any merger or consolidation (other than mergers or consolidations between wholly owned subsidiaries resulting in no change in the beneficial ownership of such subsidiaries, mergers of wholly owned subsidiaries into Borrower and mergers or consolidations in connection with transactions otherwise permitted hereby, including, Section 5.02(K));

(C) Neither the Borrower nor any Subsidiary will sell or otherwise dispose of, or for any reason cease operating, any of its operating divisions, or lines of business which on a cumulative basis or in any one instance comprise more than twenty percent (20%) of the assets of the Borrower and its Subsidiaries, considered as a whole, without first providing the Bank for each such sale or disposition with thirty (30) days advance written notice of its intention to do so;

(D) Neither the Borrower nor any Subsidiary will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person exceeding $50,000,000.00 in the aggregate at any time outstanding, without notifying the Bank in writing in advance, except for (i) the endorsement of commercial paper for deposit or collection in the ordinary course of business, (ii) unsecured guarantees of obligations of foreign Subsidiaries of the Borrower and (iii) with respect to the Aircraft Loan;

(E) Neither the Borrower nor any Subsidiary will incur, create, assume, or permit to exist any Indebtedness except: (1) the Loans; (2) existing Indebtedness listed on Exhibit 4.01(I) permitted to exist after the date of this Agreement (including refinancings thereof); (3) trade indebtedness incurred in the ordinary course of business, (4) contingent Indebtedness permitted by Section 5.02(D); (5) Indebtedness secured by Permitted Liens; (6) Subordinated Indebtedness; (7) Permitted International Borrowings; (8) capital leases or purchase money Indebtedness permitted by this Agreement; (9) the Aircraft Loan; and (10) other Indebtedness not exceeding $100,000,000.00 in the aggregate at any time outstanding;

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(F) Neither the Borrower nor any Subsidiary (other than a wholly owned Subsidiary of the Borrower) will declare or pay any dividends, redeem or make any other payment or distribution on account of its capital stock (other than shares of stock of, or other instruments issued by, the Borrower convertible into stock of the Borrower) at any time when an Event of Default shall have occurred and be continuing or would result therefrom (including, without limitation, compliance by the Borrower of the financial covenants set forth in Section 5.01(F) of this Agreement; provided, that this Section 5.02(F) shall not prohibit (1) the payment of any dividend within sixty (60) days after the date of declaration of such dividend if the payment of such dividend would have been permitted on the date of declaration and (2) the acquisition of any shares of capital stock of the Borrower or its Subsidiaries either (a) to the extent that such exchange shall be for shares of capital stock of the Borrower of (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of shares of capital stock of the Borrower;

(G) Neither the Borrower nor any Subsidiary will declare or make, directly or indirectly, any payments or distributions to officers, directors or employees on account of its capital stock (other than as permitted under Section 5.02(F), or incur any obligation (contingent or otherwise) to do so any time when an Event of Default shall have occurred and be continuing at the time thereof or would result therefrom (including, without limitation, compliance by the Borrower of the financial covenants set forth in Section 5.01(F) of this Agreement);

(H) Without first providing the Bank with fifteen (15) days advance written notice of its intention to do any of the following, neither the Borrower nor any Subsidiary will form any subsidiary, make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, other than (1) investments of the Borrower in the Subsidiaries listed on Exhibit 4.01(A) or (2) any individual investment (including the formation of any subsidiary) or any loan in the nature of an investment, not exceeding $50,000,000.00;

(I) The Borrower will not make any payments on any other Subordinated Indebtedness, except as permitted by the subordination provisions applicable thereto;

(J) Neither the Borrower nor any Subsidiary will acquire or agree to acquire any stock in, or all or substantially all of the assets of, any Person for a purchase price exceeding $50,000,000.00 without first providing the Bank with fifteen (15) days advance written notice of its intention to do so;

(K) Neither the Borrower nor any Subsidiary will furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

(L) Neither the Borrower nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any “margin stock” within the

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meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

(M) Neither the Borrower nor any Subsidiary will be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of such plans or accounts for purpose of ERISA or the Code or (iv) a “governmental plan” with the meaning of ERISA.

(N) Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Bank for purpose of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

ARTICLE 6.0 DEFAULT

6.01 Events of Default.

        The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(A) The Borrower or the Subsidiaries shall fail to pay when due any Obligations to the Bank within ten (10) days of an applicable due date;

(B) The Borrower or the Subsidiaries shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the other Loan Documents, and such failure shall continue for thirty (30) days after (1) notice of such failure from the Bank; or (2) the Bank is notified of such failure or should have been so notified pursuant to the provisions of Section 5.01(O), whichever is earlier;

(C) The Borrower or the Subsidiaries shall fail to pay any Indebtedness other than the Obligations exceeding $5,000,000.00, and such failure shall continue beyond any applicable grace period (or, with respect to trade Indebtedness which is not subject to a grace period, within ninety (90) days of the date such trade Indebtedness is incurred);

(D) Any financial statement, representation, warranty or certificate made or furnished by or with respect to the Borrower or any of the Subsidiaries to the Bank in connection with this Agreement, or as an inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered to the Bank hereunder, shall be materially false, incorrect or incomplete when made;

(E) The Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

(F) Proceedings in bankruptcy, or for reorganization of the Borrower or any of the Subsidiaries, or for the readjustment of any of their respective debts under the United States

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Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower or any of the Subsidiaries and, except with respect to any such proceedings instituted by the Borrower or any of the Subsidiaries, shall not be discharged within sixty (60) days of said commencement;

(G) A receiver or trustee shall be appointed for the Borrower or any of the Subsidiaries or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or any of the Subsidiaries, and except with respect to any such appointments requested or instituted by the Borrower or any of the Subsidiaries, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the Borrower or any of the Subsidiaries, such proceedings shall not be discharged within sixty (60) days of commencement, or the Borrower shall discontinue business or materially change the nature of its business;

(H) The Borrower or any of the Subsidiaries shall suffer final judgments (which are not covered by insurance where the insurer has acknowledged coverage) for payment of money aggregating in excess of $5,000,000.00 and shall not discharge the same within a period of forty-five (45) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

(I)The Borrower or any of the Subsidiaries shall suffer final judgements (which are not covered by insurance where the insurer has acknowledged coverage) for payment of money in the single amount in excess of $500,000.00 or aggregating in excess of $5,000,000.00 and shall not discharge the same within a period of forty-five (45) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed; or

(J) Failure by the Borrower to pay any amount of money or to observe any covenant or agreement exceeding $250,000.00 or perform any other material covenant, condition or agreement which is the obligation of the Borrower to the Bank under any other existing or future note, mortgage or other document or instrument.

6.02 Acceleration.

        At its option, and at any time, whether immediately or otherwise, the Bank may, upon the occurrence of any Event of Default, declare all Obligations of the Borrower to the Bank immediately due and payable without further action of any kind including, without limitation, notice, demand or presentment.

ARTICLE 7.0 THE BANK’S RIGHTS AND REMEDIES

7.01 The Bank’s Rights Upon Default

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        Upon the occurrence of an Event of Default and at any time thereafter, the Bank, without presentment, demand, notice, protest or advertisement of any kind, will have the rights set forth in this Agreement and under applicable law.

7.02 Right of Set-Off.

        Upon and after the occurrence of an Event of Default, (A) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, the Borrower's Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (B) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Agreement and all agreements, instruments and documents related to this Agreement. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

7.03 Cumulative Rights and Remedies

        All rights and remedies of the Bank, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

7.04 Additional Rights and Remedies

(A) Upon the occurrence of an Event of Default, all obligations on the part of the Bank to make advances under the Revolving Credit Note, if the Bank so elects upon written notice to the Borrower, shall cease and terminate, and, at the option of the Bank, both of the Notes shall become immediately due and payable, but the Bank may make any advances or portions of advances under the Revolving Credit Note, after the occurrence of any such Event of Default, without thereby waiving its right to demand payment of the Obligations and without becoming liable to make any other or further advances as hereinabove contemplated by this Agreement.

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(B) Upon the occurrence of an Event of Default, the rights, powers and privileges provided in this Section 7.04, and all other remedies available to the Bank under this Agreement or at law or in equity, may be exercised by the Bank at any time and from time to time, whether or not the Obligations shall be due and payable, and whether or not the Bank shall have instituted any foreclosure proceedings or other action for the enforcement of its rights hereunder or under the Notes or any of the other Loan Documents.

ARTICLE 8.0 MISCELLANEOUS

8.01 Construction.

        The provisions of this Agreement shall be in addition to those of any pledge or security agreement, note or other evidence of liability now or hereafter held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other pledge or security agreements, notes or other evidences of liability in accordance with their respective terms.

8.02 Further Assurance.

        From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

8.03 Enforcement and Waiver by the Bank.

        The Bank shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

8.04 Expenses of the Bank.

        The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with this Agreement, the Notes, the other Loan Documents or any other

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collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal under the Notes (including any default rate) and be an Obligation.

8.05 Notices.

        Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

        (A) If to the Borrower: IPG Photonics Corporation
            50 Old Webster Road
            Oxford, MA 01540
        Attention: Chief Financial Officer

        With a copy to: IPG Photonics Corporation
        50 Old Webster Road
        Oxford, MA 01540
        Attention: General Counsel

        (B) If to the Bank:  Bank of America, N.A.
            100 Federal Street
            Boston, MA 02110
        Attention: Molly M. Kropp, Senior Vice President

        With a copy to: George W. Tetler III, Esquire
        Bowditch & Dewey, LLP
        P.O. Box 15156
        311 Main Street
        Worcester, MA 01615-0156

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice. Any such notice, demand, request or other communication shall be deemed given when mailed as aforesaid.

8.06 Waiver and Indemnification by the Borrower.

        To the maximum extent permitted by applicable Laws, the Borrower:

(A) Waives (1) protest of all commercial paper at any time held by the Bank for which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 6.02, before exercise by the Bank of the remedies of self-help, set-off or of other summary procedures permitted by any applicable Laws

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or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank; and

(B) Indemnifies the Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

8.07 Participation; Right to Sell and/or Assign.

        The Bank shall have the unrestricted right at any time and from time to time, and without the consent of the Borrower, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in the Bank’s obligation to lend hereunder and any or all of the loans held by the Bank hereunder in minimum amounts of $5,000,000.00 each. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

        The Bank shall have the unrestricted right at any time or from time to time, upon Borrower’s consent, which consent shall not be unreasonably withheld, (provided that no such consent shall be required whenever an Event of Default exists) to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an “Assignee”) in minimum amounts of $5,000,000.00 each or in any amount whenever an Event of Default exists and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem reasonably necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory note(s), as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory note(s) shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective

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Assignees, provided that the Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

8.08 WAIVER OF JURY TRIAL.

        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (C) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

8.09 Applicable Law.

        Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of The Commonwealth of Massachusetts, without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

8.10 Binding Effect, Assignment, and Entire Agreement.

        This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, are intended by the parties as the final, complete and exclusive statement of the transaction evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

8.11 Severability.

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        If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

8.12 Counterparts.

        This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Bank.

8.13 Replacement Notes.

        Upon receipt of (i) an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of either of the Notes or any other Loan Document which is not of public record, and (ii) an indemnity by the Bank in favor of the Borrower with respect to losses, claims or damage resulting therefrom and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

8.14 Return of Prior Note.

        The Bank shall return to the Borrower, in due course, the Revolving Credit Note dated April 30, 2015, issued by the Borrower to the Bank in the face amount of $50,000,000.00.

8.15 Use of Proceeds

        No portion of the proceeds of the Loans shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

8.16 Integration

        This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

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8.17 Restatement of Prior Agreement.

        This Agreement is a restatement, in its entirety, of that certain Amended and Restated Loan Agreement dated as of April 30, 2015, as amended, by and between the Bank and the Borrower, and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Agreement. Nothing in this Agreement shall be deemed to be a repayment or novation of the indebtedness, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

8.18 Government Sanctions.

        (A) The Borrower represents that neither the Borrower nor any Subsidiary (for purposes of this Section 8.18, individually a “Company” and collectively, the “Companies”) or, to the knowledge of any Company, any director, officer, employee, agent, affiliate or representative of any Company, is an individual or entity (for purposes of this Section 8.18, “Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Company located, organized or resident in a country or territory that is the subject of Sanctions.

(B) The Borrower represents and covenants that it will not, directly or to its knowledge, indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is, to the knowledge of the Borrower, the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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IN WITNESS WHEREOF, each of the parties hereto have duly caused this Agreement to be executed by its duly authorized representative as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION

/s/ Angelo P. Lopresti    By: /s/ Timothy P.V. Mammen
Witness     Name: Timothy P.V. Mammen
Name: Angelo P. Lopresti   Title: Chief Financial Officer and Senior
Title: General Counsel, Secretary   Vice President
        and Senior Vice President

             BANK OF AMERICA, N. A.

             By: /s/ Molly M. Kropp
             Name: Molly M. Kropp
             Title: Senior Vice President

[Signature Page to Second Amended and Restated Loan Agreement]
4836-5989-2149.7

EXHIBIT 1.0(B)
CONTINUING GUARANTY
FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to certain of the direct and indirect subsidiaries of IPG Photonics Corporation, a Delaware corporation, identified on Schedule A hereto, as amended or supplemented or deemed amended or supplemented from time to time in accordance with Paragraph 17 below (each an “Obligor” and collectively, the “Obligors”) by BANK OF AMERICA, N.A. and any other subsidiaries or affiliates of Bank of America Corporation and its successors and assigns (collectively the “Bank”), the undersigned Guarantor (the “Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:
1.Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Obligor to the Bank, whether associated with any credit or other financial accommodation made to or for the benefit of any Obligor by the Bank or otherwise and whenever created, arising, evidenced or acquired, including, without limitation, obligations arising out of or under any (i) credit arrangements between any Obligor and the Bank, including any bankers’ acceptance agreements and letters of credit (“Credit Arrangements”) and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Arrangements; (ii) bank guaranties; (iii) the Bank providing treasury or cash management services to, for the benefit of or otherwise in respect of any Obligor, including, without limitation, intraday credit, payroll services, Automated Clearing House (ACH) services, foreign exchange services, daylight overdrafts, blocked account and zero balance arrangements, cash pooling arrangements, and any agreements related to such treasury and cash management services, and (iv) any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, spot or forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit swap or default transaction, or any similar hedge transaction with any Obligor and obligations under any master agreement or other agreements relating thereto; (including all renewals, extensions, amendments, and other modifications of any agreements described in (i) – (iv) above and all costs, reasonable attorneys’ fees and expenses incurred by the Bank in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall
Signature Page to Loan Agreement

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be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or any Obligor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”).
The Bank’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. At the Bank’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Obligor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Obligor’s property, or by economic, political, regulatory or other events in the countries where any Obligor is located.
No Guarantor shall be deemed under this Guaranty to be a guarantor of any swap obligations to the extent that the providing of such guaranty by such Guarantor would violate the Commodity Exchange Act by virtue of such Guarantor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty becomes effective with respect to such swap obligations. “Commodity Exchange Act” means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto.
2.No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Bank) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Bank, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the
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Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

3.Rights of Bank. The Guarantor consents and agrees that the Bank may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, to the extent it is able to do so under documents with any Obligor: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Bank in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4.Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Obligor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Bank) of the liability of any Obligor; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Obligor; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Bank to proceed against any Obligor, proceed against or exhaust any security for the indebtedness, or pursue any other remedy in the Bank ‘s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Bank; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. Notwithstanding the foregoing provisions of this Section 4, Guarantor shall have the opportunity to cure, within thirty (30) days of written notice, any default by an Obligor under the terms of the Guaranteed Obligations that could lead to acceleration of the Guaranteed Obligations, or to the demand for payment or performance under this Guaranty.

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5.Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Obligor or any other person or entity is joined as a party.

6.Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7.Termination; Revocation; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Obligor or the Guarantor is made, or the Bank exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Bank is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8.Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of each Obligor owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Obligor to the Guarantor as subrogee of the Bank or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Bank so requests, any such obligation or indebtedness of any Obligor to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Bank and the proceeds thereof shall be paid over to the Bank on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty. Notwithstanding the
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foregoing provisions of this Section 8, whenever the Guaranteed Obligations are not in default, any Obligor may pay to Guarantor or any of Guarantor’s subsidies or affiliates trade obligations incurred on arm’s length prices and terms for product shipped to Guarantor in the ordinary course of business.

9.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Obligor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Bank.

10.Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Bank’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Bank in any proceeding any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11.Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Bank and the Guarantor. No failure by the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Bank and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Bank or any term or provision thereof.

12.Condition of Obligors. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Obligor and any other guarantor such information concerning the financial condition, business and operations of such Obligor and any such other guarantor as the Guarantor requires, and that the Bank has no duty, and the Guarantor is not relying on the Bank at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Obligor or any other guarantor (the guarantor waiving any duty on the part of the Bank to disclose such information and any defense relating to the failure to provide the same).

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13.Setoff. If and to the extent any payment is not made when due hereunder, the Bank may set off and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Bank.

14.Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15.Indemnification and Survival. Without limitation of any other obligations of the Guarantor or remedies of the Bank under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Bank from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Bank in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Obligor enforceable against such Obligor in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16.Governing Law; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Bank (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Bank and its successors and assigns and the Bank may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. The Guarantor hereby irrevocably (i) submits to the non‑exclusive jurisdiction of any United States Federal or State court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Bank in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or
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certified mail at its address specified below or such other address as from time to time notified by the Guarantor. The Guarantor agrees that the Bank may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Bank’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty subject to all confidentiality obligations Bank has to Guarantor. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Bank at such office as the Bank may designate for such purpose from time to time in a written notice to the Guarantor.

17.Amending Schedule A. From time to time the Guarantor and the Bank may amend or supplement Schedule A hereto to add or delete Obligors or to change other information thereon by a written instrument executed by the Bank and the Guarantor. Any such amended Schedule A shall be deemed to replace or supplement, as applicable, the prior Schedule A without further action by any party hereto; provided that (i) Schedule A shall be automatically deemed amended to include any extensions of credit extended to any subsidiary of the Guarantor in reliance on this Guaranty, (ii) no amendment shall terminate this Guaranty as to Guaranteed Obligations which remain outstanding or to extensions of credit made pursuant to existing commitments which would have been Guaranteed Obligations but for such amendment (including, in each case, all renewals, compromises, extensions and modifications of such Guaranteed Obligations), (iii) no amendment shall limit the rights of the Bank under Section 3 hereof, and (iv) no amendment shall in itself be deemed a commitment by the Bank to extend any credit.

18.Foreign Currency. If the Bank so notifies the Guarantor in writing, at the Bank’s sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Bank in the place of the Bank’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Bank and hold the Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any
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failure of the amount of any such judgment to be calculated as provided in this paragraph.

19. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE BANK EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
20. Acknowledgement Regarding Any Supported OFCs. To the extent that this Guaranty and any document executed in connection with this Guaranty (collectively, “Loan Documents”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender (if any Loan Document provides for the concept of a “Defaulting Lender”) shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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As used in this Section 20, the following terms have the following meanings:
‘BHC Act Affiliate’ of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
Executed intending to be legally bound this __th day of _____________.
IPG PHOTONICS CORPORATION
By:
Name: Timothy P.V. Mammen
Title: Chief Financial Officer and Senior
Vice President
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1.Address for notices to Guarantor:
IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540
Attention: Chief Financial Officer

2.Address for notices to Bank:
Bank of America, N.A.
100 Federal Street
Boston, MA 02110
Attn: Molly M. Kropp, Senior Vice President
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SCHEDULE A
LIST OF SUBSIDIARIES

Legal Entity	Address	Country
IPG Fotonica do Brasil SND Comercio Ltda
IPG Fotonica do Brasil Participacoes Ltda
IPG (Bejing) Fiber Laser Technology Co
IPG Photonics Japan Limited
IPG Photonics (India) Pvt Ltd
IPG Photonics (UK) Ltd

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3.[MODEL LETTER AMENDING SCHEDULE A]
4.(May be sent from Bank to the Guarantor or vice versa)
5.__________ ___, 200_
6.
7.
8.
9.        Att:

Re: Continuing Guaranty dated as of ___________________
10.Ladies and Gentlemen:
We refer to that certain Continuing Guaranty dated as of ______________ made by IPG PHOTONICS CORPORATION (the “Guarantor”) in favor of Bank of America, N.A. and affiliates (as amended from time to time, the “Guaranty;” terms not defined herein have the meanings assigned to them in the Guaranty), pursuant to which the Guarantor guarantees the obligations of certain of its subsidiaries and affiliates of Guarantor.
Subject to Paragraph 17 of the Guaranty, the undersigned hereby confirm their agreement that Schedule A to the Guaranty is hereby amended and restated as set forth in Schedule A hereto and all references in the Guaranty and any other documents evidencing the Obligations shall refer to the Guaranty as amended hereby. This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.
Very truly yours,
By
Name
Title
11.Agreed and Accepted:
12.

13.By:
14.Title:

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